Exhibit 99.1*

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: American Realty Investors, Inc. Investor Relations Gene Bertcher (800) 400-6407 investor.relations@americanrealtyinvest.com

American Realty Investors, Inc. Reports Third Quarter 2018 Results

Dallas (November 14, 2018) – American Realty Investors, Inc. (NYSE:ARL), a Dallas-based real estate investment company, today reported results of operations for the third quarter ended September 30, 2018. For the three months ended September 30, 2018, we reported a net income applicable to common shares of $20.1 million or $1.26 per diluted loss per share compared to a net income applicable to common shares of $9.1 million or $0.59 per diluted loss per share for the same period ended 2017.

The results demonstrate the Company’s overall focus on growing its portfolio as it continues working on several strategic initiatives that were previously announced earlier this year. Overall, management remains very encouraged about the overall performance of the company; especially tied to the quality of our assets in our portfolio, and the new multifamily apartment projects under various stages of development.

Revenues

Rental and other property revenues were $33.5 million for the three months ended September 30, 2018. This represents an increase of $1.6 million compared to revenues in the same period in 2017 of $31.8 million. The increase is driven primarily by an increase in revenues of $2.0 million from our apartment-operating segment, offset by a decrease of $0.2 million from our commercial segment, and $0.2 million from our land segment.

Expense

Property operating expenses were $15.9 million for the three months ended September 30, 2018. This represents an increase of $0.5 million compared to property operating expenses in the same period in 2017 of $15.4 million.  This increase is due to correlating increase in property operating expenses in the apartment portfolio of $0.3 million and in the commercial portfolio of $0.2 million as occupancy revenue continues to rise.

Depreciation and amortization expense was $6.9 million for the three months ended September 30, 2018, as compared to $6.4 million in the same period of 2017. This increase was due primarily to the growth in our apartment portfolio, which resulted in a $0.3 million increase in the expense year over year.

General and Administrative expenses was $2.1 million for the three months ended September 30, 2018. This represents an increase of $0.3 million compared to general and administrative expenses in the same period in 2017 of $1.8 million. The increase is primarily due to $1.8 million of transaction costs.

Other income (expense)

Other income was $18.8 million for the three months ended September 30, 2018. This represents an increase of $18.6 million compared to other expenses in the same period in 2017 of $0.2 million. The increase is primarily the result of a $17.6 million gain recognized in September 2018 for deferred income associated with the IOR sale of assets.

Mortgage and loan interest expense was $17.4 million for the three months ended September 30, 2018. This represents an increase of $1.7 million compared to mortgage and loan interest expense in the same period in 2017 of $15.7 million. The change by segment represents an increase in the other portfolio of $3.9 million and in the commercial portfolio of $0.5 million, offset by decreases in the land portfolio of $9.9 million and in the apartment portfolio of $3.8 million.

Foreign currency transaction was a loss of $1.3 million for the three months ended September 30, 2018. This represents a decrease of $3.2 million compared to foreign currency transaction gain for the same period in 2017 of $1.9 million. The increase is the result of a gain in foreign currency exchange as a result of the favorable exchange rate between the Israel Shekels and the U.S. Dollar related to our Bond program.

There was no sale of income-producing properties during the three months ended September 30, 2018. For the same period in 2017, we recognized a gain on sale of income-producing properties of $12.8 million as a result of a deferred gain from property sales of two apartment communities.

About American Realty Investors, Inc.

American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, shopping centers, and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. The Company also holds mortgage receivables. For more information, visit the Company’s website at www.americanrealtyinvest.com.

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(dollars in thousands, except per share amounts)
Revenues:
Rental and other property revenues (including $207 and $199 for the three months and $623 and $289 for the nine months ended 2018 and 2017, respectively, from related parties)	$ 33,409	$ 31,807	$ 96,099	$ 95,216

Expenses:
Property operating expenses (including $231 and $245 for the three months and $689 and $721 for the nine months ended 2018 and 2017, respectively, from related parties)	15,945	15,403	45,919	47,098
Depreciation and amortization	6,873	6,373	19,768	19,113
General and administrative (including $1,197 and $1,074 for the three months and $3,634 and $2,534 for the nine months ended 2018 and 2017, respectively, from related parties)	2,062	1,766	7,357	5,797
Net income fee to related party	383	53	489	189
Advisory fee to related party	2,936	2,802	8,821	8,310
Total operating expenses	28,199	26,397	82,354	80,507
Net operating income	5,210	5,410	13,745	14,709
Other income (expenses):
Interest income (including $3,275 and $3,638 for the three months and $8,554 and $13,511 for the nine months ended 2018 and 2017, respectively, from related parties)	5,710	4,232	15,701	14,083
Other income	18,750	190	28,188	1,517
Mortgage and loan interest (including $2,072 and $1,718 for the three months and $5,780 and $4,914 for the nine months ended 2018 and 2017, respectively, from related parties)	(17,422)	(15,717)	(49,053)	(49,859)
Foreign currency transaction gain (loss)	(1,288)	1,906	6,357	(1,841)
Earnings from unconsolidated subsidiaries and investees	205	41	802	249
Total other income (expenses)	5,955	(9,348)	1,995	(35,851)
Income (loss) before gain on land sales, non-controlling interest, and taxes	11,165	(3,938)	15,740	(21,142)
Gain on sale of income-producing properties	-	12,760	-	12,760
Gain (loss) on land sales	12,243	1,062	13,578	1,032
Net income (loss) from continuing operations before taxes	23,408	9,884	29,318	(7,350)
Income tax expense	(792)	-	(792)	-
Net income (loss) from continuing operations	22,616	9,884	28,526	(7,350)
Net income (loss)	22,616	9,884	28,526	(7,350)
Net (income) loss attributable to non-controlling interest	(2,265)	(522)	(2,981)	106
Net income (loss) attributable to American Realty Investors, Inc.	20,351	9,362	25,545	(7,244)
Preferred dividend requirement	(225)	(275)	(675)	(825)
Net income (loss) applicable to common shares	$ 20,126	$ 9,087	$ 24,870	$ (8,069)
Earnings per share - basic
Net loss from continuing operations	$ 1.26	$ 0.59	$ 1.56	$ (0.52)

Earnings per share - diluted
Net income (loss) from continuing operations	$ 1.26	$ 0.59	$ 1.56	$ (0.52)

Weighted average common shares used in computing earnings per share	15,997,076	15,514,360	15,977,626	15,514,360
Weighted average common shares used in computing diluted earnings per share	15,997,076	15,514,360	15,977,626	15,514,360

Amounts attributable to American Realty Investors, Inc.
Net income (loss) from continuing operations	$ 20,351	$ 9,362	$ 25,545	$ (7,244)
Net income (loss) applicable to American Realty Investors, Inc.	$ 20,351	$ 9,362	$ 25,545	$ (7,244)

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
	September 30,	December 31,
	2018	2017
	(unaudited)	(audited)
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$ 319,713	$ 1,117,429
Real estate subject to sales contracts at cost	46,262	48,234
Real estate held for sale at cost, net of depreciation ($113,606 in 2018)	760,497	-
Less accumulated depreciation	(76,482)	(177,546)
Total real estate	1,049,990	988,117

Notes and interest receivable (including $96,594 in 2018 and $99,410 in 2017 from related parties)	138,290	127,865
Less allowance for estimated losses (including $14,269 in 2018 and 2017 from related parties)	(14,270)	(15,770)
Total notes and interest receivable	124,020	112,095

Cash and cash equivalents	23,768	42,920
Restricted cash	72,670	45,618
Investments in unconsolidated joint ventures and investees	7,504	6,396
Receivable from related party	62,530	38,311
Other assets	61,956	63,263
Total assets	$ 1,402,438	$ 1,296,720

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$ 319,958	$ 898,750
Notes related to real estate held for sale	651,401	376
Notes related to real estate subject to sales contracts	-	1,957
Bond and interest payable	161,010	113,049
Deferred revenue (including $33,083 in 2018 and $56,887 in 2017 to related parties)	39,426	77,332
Accounts payable and other liabilities (including $10,683 in 2018 and $11,893 in 2017 to related parties)	37,304	39,373
Total liabilities	1,209,099	1,130,837

Shareholders’ equity:
Preferred stock, Series A: $2.00 par value, authorized 15,000,000 shares, issued and outstanding 1,800,614 and 2,000,614 shares in 2018 and 2017 (liquidation preference $10 per share), including 900,000 shares in 2018 and 2017 held by ARL.	1,805	2,205
Common stock, $0.01 par value, 100,000,000 shares authorized; 16,412,861 shares issued and 15,997,076 outstanding as of 2018 and 15,930,145 shares issued and 15,514,360 outstanding as of 2017, including 140,000 shares held by TCI (consolidated) in 2018 and 2017.	164	159
Treasury stock at cost; 415,785 shares in 2018 and 2017, and 140,000 shares held by TCI (consolidated) as of 2018 and 2017	(6,395)	(6,395)
Paid-in capital	109,463	110,138
Retained earnings	31,512	5,967
Total American Realty Investors, Inc. shareholders' equity	136,549	112,074
Non-controlling interest	56,790	53,809
Total shareholders' equity	193,339	165,883
Total liabilities and shareholders' equity	$ 1,402,438	$ 1,296,720

The accompanying notes are an integral part of these consolidated financial statements.